Exhibit 10.4
HEALTHCARE SERVICES, INC.
RESTRICTED STOCK AWARD AGREEMENT
     This RESTRICTED STOCK AWARD AGREEMENT (“Agreement”) is made as of the       day of                     ,     , by and between HEALTHCARE SERVICES, INC., a Delaware corporation (the “Company”), and                                          (the “Recipient”).
     Section 1. Grant of Award.
     Pursuant to the provisions of the Company’s Restricted Stock Plan (the “Plan”), the Company hereby grants to the Recipient, subject to the terms and conditions of the Plan, which terms and conditions are incorporated by reference herein, and subject further to the terms and conditions herein set forth,                      shares of the Company’s Class ___Common Stock, par value $0.01 per share (hereinafter referred to as, the “Restricted Stock” or the “Award”).
     Section 2. Terms and Conditions.
     It is understood and agreed that the Award is subject to the following terms and conditions:
          (a) Date of Grant. Any references to the “date of grant” herein shall mean the date hereof.
          (b) Expiration Date. The Award shall expire and all unvested Restricted Stock shall be deemed forfeited at the close of business on [                    ] [or as otherwise specified in Section 2(d)/after which neither party shall have any obligation hereunder].
          (c) Vesting. [VESTING TERMS]
          (d) [Termination of Employment.
               (i) In the event that the Recipient’s employment with the Company shall be terminated “for cause” by the Company or without Good Reason by the Recipient [(as such terms are defined in that certain Employment Agreement dated as of [                    ] by and between the Company and the Recipient (the “Employment Agreement”)], all unvested Restricted Stock shall be immediately forfeited.
               (ii) In the event that the Recipient’s employment with the Company shall be terminated as a result of Recipient’s death or Disability, or without cause by the Company or with Good Reason by the Recipient [(as such terms are used or defined in the Employment Agreement)], the Restricted Stock, held by the Recipient shall continue to vest [in accordance with the terms of the Employment Agreement]. Any Restricted Stock that remains unvested after operation of the preceding sentence shall be forfeited.
          (e) No Right to Continued Employment. This Agreement shall not confer upon Recipient any right with respect to continuance of employment by the Company.]

          (f) Compliance with Laws and Regulations. This Agreement, and the obligations of the Company hereunder, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.
          (g) Withholding Taxes. The Recipient shall pay to the Company, or make provision satisfactory to the Board for the payment of, any taxes of any kind required by law to be withheld in respect of the Restricted Stock, no later than the date of the event creating the tax liability. The Company shall, to the extent permitted by law, have the right to deduct any such tax obligations from any payment of any kind otherwise due to the Recipient.
     Section 3. Investment Representation.
     Recipient: (i) is acquiring the Restricted Stock for Recipient’s own account, for investment only and not with a view to the distribution, resale or transfer thereof, and as the sole record and beneficial holder thereof; (ii) is acquiring such Restricted Stock without any intention of reselling or distributing such Restricted Stock except in accordance with the provisions of the Securities Act of 1933, as amended (the “Act”) and rules and regulations promulgated thereunder and applicable state securities laws and regulations and (iii) agrees that the Restricted Stock shall not be sold, pledged, hypothecated, donated or otherwise transferred, whether or not for consideration, by Recipient unless such shares have vested and (x) unless they are registered under the Act and any applicable state securities law, or (y) except upon the issuance to the Company of a favorable opinion of counsel acceptable to the Company [and the submission to the Company of such other evidence as may be satisfactory to the Company,] to the effect that any such transfer shall not be in violation of the Act, applicable state securities laws or any rules or regulations promulgated thereunder including[, in the Company’s sole discretion, the written agreement of any proposed transferee to be bound by the foregoing restrictions on transfer.] Recipient further understands and agrees that the Restricted Stock is subject to additional restrictions on transfer under the Plan[, the Employment Agreement] and this Agreement, and that Recipient shall not transfer the Restricted Stock except following vesting of the same and in compliance with the restrictions on transfer and related terms, conditions and provisions set forth in the Plan[, the Employment Agreement] and this Agreement
     Section 4. Recipient Bound by Plan.
     The Recipient hereby agrees to be bound by all the terms and provisions of the Plan.
     Section 5. Notices.
     Any notice hereunder to the Company shall be addressed to Greg Kazarian, Secretary, HealthCare Services, Inc., c/o Accretive Technology Partners, IXC, 55 East 59th Street, 22nd Floor, New York, New York 10022, and any notice hereunder to Recipient shall be addressed to the Recipient at the following address, subject to the right of either party to designate at any time hereafter in writing some other address:
Name and
Address of Recipient:
Recipient’s Social Security Number:

     Section 6. Binding Effect.
     This Agreement shall be binding upon the Company’s successors and assigns, and shall be binding and inure to the benefit of the Recipient and the Recipient’s heirs, executors, administrators, guardians, trustees, attorneys-in-fact and legal and personal representatives.
     Section 7. Governing Law.
     To the extent that state law shall not be preempted by any laws of the United States, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.
     Section 8. Tax Election.
     Recipient acknowledges that under the terms of the Plan, Recipient is entitled (but not obligated) to make the election permitted under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to each and every Award of Restricted Stock made to Recipient pursuant to the Plan. Recipient agrees to indemnify and hold the Company harmless from any costs, expenses, claims, damages or causes of action (including, without limitation, any and all related costs and expenses) incurred by Recipient or Company resulting from or relating to Recipient’s making, failure to make or ineffectively making any election under Section 83(b) with respect to any Award. Should such election under Section 83(b) of the Code be made, the Recipient shall prepare such forms as are required to make such election.
     Section 9. Restrictions on Disposition of Restricted Stock.
          9.1. Restrictions on Disposition. Except as expressly provided in Section 9.2 hereof, and notwithstanding the provisions of any other agreement which the Company and the Recipient are a party, or are bound under, until such time as there is a Public Market for the common stock of the Company, the Recipient may not, directly or indirectly, voluntarily or involuntarily, sell, transfer, negotiate, pledge, hypothecate, assign or any other way dispose of (collectively, “Dispose” or a “Disposition”) the Restricted Stock now owned or hereafter acquired by her or any part thereof either during the Recipient’s lifetime or upon her death.
          9.2. Exceptions to Restrictions on Disposition. The restrictions set forth in Section 9.1 hereof shall not apply to any of the following Dispositions: (i) any repurchase or redemption by the Company from the Recipient of the Restricted Stock, provided that such repurchase or redemption is effectuated in accordance with and is not in contravention of the terms of this Agreement, Delaware law, or as set forth in the Amended and Restated Certificate of Incorporation of the Company; (ii) to the Recipient’s spouse, children, sisters or brothers (collectively, “Family Members” and, individually a “Family Member”) or any trust, limited partnership or limited liability company primarily for the benefit of a Family Member or Family Members; or (iii) to any Person in accordance with the terms of Section 10 [or Section 11] hereof or the Plan; provided, however, with respect to any of the foregoing [(except as to Section 11)], that any such transferee shall agree in writing to be bound by, and the shares so transferred shall remain subject to, the terms and conditions of this Agreement.

          9.3. Disclosure of Offers to Purchase. If the Recipient receives a bona fide offer in writing from a third person (an “Offer”) to purchase all or a portion of the Restricted Stock (vested or unvested), the Recipient shall immediately give the Company and all of the members of the Board of Directors of the Company written notice of the Offer, which notice shall set forth the terms of the Offer and the identity and business address of the offeror and, if the Offer was made in writing, be accompanied by a copy of the Offer.
     Section 10. Tag-Along.
          10.1. Tag-Along Rights.
          (a) Except as otherwise provided in Sections 9.2 or in the Plan[, and for so long (and only for so long) as the Recipient is employed by the Company], with respect to any proposed Disposition of any shares of Capital Stock by any Stockholder or a group of the Stockholders to a person (such other person being hereafter referred to as the “Proposed Purchaser”), such transferring Stockholder(s) shall be required to provide that the Recipient along with each of the other Stockholders having tag-along rights as provided in the Stockholders’ Agreement (referred to herein collectively as the “Tag-Along Stockholders”) shall have the right to require the Proposed Purchaser to purchase from each of them up to the number of whole shares of Capital Stock (including Common Stock issuable upon exercise of any warrants or options) owned by each such Tag-Along Stockholder equal to the number derived by multiplying the total number of shares of Capital Stock (including Common Stock issuable upon exercise of any warrants or options) that the transferring Stockholders propose to sell by a fraction, the numerator of which shall be the total number of shares of Capital Stock (including Common Stock issuable upon exercise of any warrants or options) owned by such Tag-Along Stockholder, and the denominator of which shall be the total number of shares of Capital Stock (including Common Stock issuable upon exercise of any warrants or options) owned by the transferring Stockholders and all such Tag-Along Stockholders. Any shares purchased from Tag-Along Stockholders pursuant to this Section 10.1 shall be at the same price per share and otherwise at the same time and upon the same terms and conditions as the proposed transfer by the transferring Stockholders. For purposes of this Agreement, all consideration received or receivable by a transferring Stockholder from the Proposed Purchaser (and/or its affiliates) or the Company, howsoever denominated, shall be deemed payment for the shares transferred by the transferring Stockholders.
          (b) The transferring Stockholders shall notify, or cause to be notified, each Stockholder and the Company’s Board of Directors in writing of each such proposed transfer subject to the provisions of this Section 10.1. Such notice shall set forth: (A) the number of shares of Capital Stock proposed to be purchased, (B) the name and address of the Proposed Purchaser, (C) the proposed consideration and terms and conditions of payment offered by the Proposed Purchaser, and (D) that the Proposed Purchaser has been informed of the “tag-along right” provided for in this Section 10.1 and that the Proposed Purchaser has agreed to purchase such shares in accordance with the terms hereof.
          (c) The tag-along right may be exercised by any Tag-Along Stockholder by delivery of a written notice to the transferring Stockholders (the “Tag-Along Notice”) and to the Company’s Board of Directors within thirty (30) days following the receipt of the notice specified in Section 10.1(b) hereof. The Tag-Along Notice shall state the number of shares that such Tag-Along Stockholder proposes to include in such transfer to the Proposed Purchaser, determined in accordance with Section 10.1 (a) hereof, and the number of additional shares such Tag-Along Stockholder desires to include in such transfer. The maximum number of additional shares that each such Tag-Along Stockholder shall be entitled to sell shall be determined by multiplying the total number of shares of Capital Stock (including Common Stock issuable upon exercise of any warrants or options) that, under the formula in Section 10.1 (a) hereof, all Tag- Along Stockholders could have elected to sell to the Proposed Purchaser but did not so elect, by a fraction, the numerator of which shall be the total number of shares of Capital Stock (including Common Stock issuable upon exercise of any warrants or options) owned by such Tag-Along Stockholder electing to sell additional shares and the denominator of which shall be the total number of shares of Capital Stock (including Common Stock issuable upon exercise of any warrants or options) owned by all Tag-Along Stockholders who delivered Tag-Along Notices indicating a willingness to sell additional shares. In the event that the Proposed Purchaser refuses to purchase such shares from the Tag-Along Stockholders on the same terms and conditions as it purchases shares from the transferring Stockholders in the proposed transfer, then the transferring Stockholders shall not be permitted to sell any shares to the Proposed Purchaser in the proposed transfer. If no Tag-Along Notice is received during the 30-day period referred to in this Section 10.1(c), the transferring Stockholders shall have the right to transfer their shares on terms and conditions no more favorable than those stated in the notice under Section 10.1 (b) hereof and in accordance with the provisions of this Section 10.
          (d) Any provision herein to the contrary notwithstanding, the exercise of the tag-along right shall be conditioned upon the agreement by each Tag-Along Stockholder to become a party to any proposed agreement for the sale of shares by the transferring Stockholders, and to execute any agreement, certificate or other document required to be executed in connection with such sale; provided, however, that no Tag-Along Stockholder shall be required to give representations or warranties more extensive than those given by the transferring Stockholders or to provide indemnities disproportionately (based upon the percentage of sales proceeds to be received) to those provided by the transferring Stockholders. Failure of any Tag-Along Stockholder to comply with the provisions of this Section 10.1(d) shall constitute a breach of this Agreement and waiver of his tag-along right.
          (e) The tag-along rights arising under this Section 10 shall terminate at such time as there is a Public Market.
     Section 11. Legend on Certificates. The following statement shall be inscribed on all certificates representing the Restricted Stock now owned or hereafter acquired by the Recipient:
‘THE SALE, TRANSFER, HYPOTHECATION, NEGOTIATION, PLEDGE, ASSIGNMENT, ENCUMBRANCE OR OTHER DISPOSITION OF THIS SHARE CERTIFICATE AND THE SHARES OF CLASS B OR CLASS C COMMON STOCK REPRESENTED HEREBY ARE RESTRICTED BY AND ARE SUBJECT TO ALL OF THE TERMS, CONDITIONS AND PROVISIONS OF A CERTAIN RESTRICTED STOCK AWARD AGREEMENT DATED AS OF

AMONG THE RECIPIENT, THE COMPANY AND THE INVESTORS, WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.”
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO ANY STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.”
     Section 12. Certain Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth as follows:
“Affiliate” or “affiliate” shall mean, with respect to any Person, any other Person that controls, is controlled by or is under common control with such Person.
“Capital Stock” means the Common Stock and the Preferred Stock, together.
“Commission” means the United States Securities and Exchange Commission.
“Common Stock” means the Common Stock of the Company, $0.01 par value per share.
“Exchange Act” means the Securities and Exchange Act of 1934, as amended.
“Initial Public Offering” means an initial public offering of shares of Capital Stock of the Company, which public offering raises net proceeds to the Company of not less than $25,000,000.
“Investors” means Accretive Investors SBIC, L.P., a Delaware limited partnership and FW Oak Hill Accretive Healthcare Investors, L.P., a Delaware limited partnership.
“Person” means any individual, corporation, joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust or other entity.
“Preferred Stock” means the Company’s Preferred Stock, $0.01 par value per share.
“Public Market” means a market for the Common Stock of the Company that shall be deemed to exist at such time as the Common Stock of the Company, has been sold to the public pursuant to one or more registration statements filed with, and declared effective by, the Commission in accordance with the Securities Act.
“Registrable Securities” means (A) all shares of Common Stock outstanding on the date hereof and now or hereafter owned of record or beneficially by any of the Stockholders, (B) any shares of Common Stock issued or issuable by the Company in respect of any shares of Common Stock referred to in the foregoing clause (A) by way of a stock dividend or stock split or in connection with a combination or subdivision of shares, reclassification, recapitalization, merger, consolidation or other reorganization of the Company and (C) any shares of Common Stock issued or issuable upon the conversion of any shares of Preferred Stock or the exercise of any warrant or option. As to any particular Registrable Securities that have been issued, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of under such registration statement, (ii) they shall have been distributed to the public pursuant to Rule 144 under the Securities Act, (iii) they shall have been otherwise Disposed of, and new certificates therefor not bearing a legend restricting further Disposition shall have been delivered by the Company, and subsequent Disposition of them shall not require their registration or qualification under the Securities Act or any similar state law then in force, or (iv) they shall have ceased to be outstanding.
“Registration Expenses” means any and all out-of-pocket expenses incident to the Company’s performance or compliance with Section 11 hereof, including, without limitation, all Commission, stock exchange or registration and filing fees, all fees and expenses of complying with securities and blue sky laws (including reasonable fees and disbursements of underwriters’ counsel in connection with blue sky qualification and stock exchange filings), all fees and expenses of the transfer agent and registrar, if any, for the Registrable Securities, all printing expenses, the fees and disbursements of counsel for the Company and of its independent auditors, public accountants, including the expenses of any special audits and/or “cold comfort” letters required by or incident to such performance and compliance, and the reasonable fees and disbursements of one counsel retained by the Requesting Holders, but excluding underwriting discounts and commissions and applicable transfer and documentary stamp taxes, if any, which shall be borne by the seller of the securities in all cases.
“Requesting Holders” means holders of at least fifty percent (50%) of the outstanding shares of Capital Stock of the Company.
“Securities Act” means the Securities Act of 1933, as amended.
“Stockholder” and “Stockholders” means the Investors, together with all other persons who may become stockholders, option holders or warrant holders of the Company.
“Stockholders’ Agreement” means the Stockholders’ Agreement, dated as of November 17, 2003, [as Amended] by and among the Company and the Investors.
“Underwritten Offering” means the filing by the Company of a registration statement on Form S-3 (or any similar short-form registration statement) and the intended method of distribution is through a firm commitment underwriting.
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     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

HEALTHCARE SERVICES, INC.

By:

Name:
Title:

RECIPIENT

[RECIPIENT]
[AGREED AND ACCEPTED AS THEIR
INTERESTS MAY APPEAR:

ACCRETIVE INVESTORS SBIC, L.P.

By:	Accretive Associates SBIC, LLC General Partner

By:

Name:
		Title:	Manager and Member

FW OAK HILL ACCRETIVE
HEALTHCARE INVESTORS, L.P.

By:	Group VI31, L.L.C., General Partner

By:

Name:
		Title:	Manager and Member]